Exhibit 10.4

CONTINGENT VALUE RIGHTS AGREEMENT

BETWEEN

HOMOLOGY MEDICINES, INC.

and

EQUINITI TRUST COMPANY, LLC, as Rights Agent

Dated as of March 23, 2024

CONTINGENT VALUE RIGHTS AGREEMENT

THIS CONTINGENT VALUE RIGHTS AGREEMENT (this “Agreement”), dated as of March 23, 2024, is entered into by and between Homology Medicines, Inc., a Delaware corporation (“Homology”), and Equiniti Trust Company, LLC, a New York limited liability company (“EQ”), as initial Rights Agent (as defined herein).

PREAMBLE

WHEREAS, Homology, Kenobi Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Homology (“Merger Sub”), and Q32 Bio Inc., a Delaware corporation (the “Company”), have entered into an Agreement and Plan of Merger, dated as of November 16, 2023 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Homology (the “Surviving Corporation”);

WHEREAS, in connection with the Merger Agreement, Homology has agreed to provide to the Holders (as defined herein) contingent value rights as hereinafter described;

WHEREAS, the parties have done all things necessary to make the contingent value rights, when issued pursuant to this Agreement, the valid obligations of Homology and to make this Agreement a valid and binding agreement of Homology, in accordance with its terms; and

NOW, THEREFORE, in consideration of the premises and the consummation of the transactions referred to above, it is mutually covenanted and agreed, for the proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions.

Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Merger Agreement. The following terms have the meanings ascribed to them as follows:

“Business Day” means any day other than a day on which banks in the State of New York are authorized or obligated to be closed.

“Closing” means the closing of the Merger.

“Closing Date” means the date on which the Closing actually takes place.

“Commercially Reasonable Efforts” means with respect to the disposition of the Legacy Assets, carrying out those obligations and tasks in a good faith and diligent manner, including the fact that, following the Merger, the Legacy Assets are not part of Homology’s go-forward business plan, taking into account all commercial and other relevant factors that Homology, exercising good faith, would normally take into account with a disposition of non-core assets, provided that, notwithstanding the foregoing, such level of efforts and resources shall not require Homology to

(i) hire or retain any business development personnel or third-party financial advisors specifically for the purpose of the Legacy Asset Disposition, or (ii) initiate any bona fide sale process or other pro-active efforts to identify potential counterparties with respect to any Legacy Assets, and provided, further, that such level of efforts and resources shall be determined without taking into account the CVR Payment payable in accordance with, and subject to, the terms hereof.

“CVR” means a contingent contractual right of Holders to receive CVR Payments under this Agreement.

“CVR Payment” means the CVR Proceeds for a given payment.

“CVR Period” means the period beginning immediately following the Effective Time and ending on the tenth anniversary of the Closing Date.

“CVR Proceeds” means, upon the consummation of any Legacy Asset Disposition following the Closing Date and prior to expiration of the Disposition Period or, if applicable, the fiscal quarter during the CVR Period in which the proceeds of any Legacy Asset Disposition are received, the amount of Gross Proceeds actually received by Homology or any of its Subsidiaries upon such consummation or during the applicable fiscal quarter, less Permitted Deductions with respect to such Gross Proceeds, in each case as calculated in accordance with GAAP consistently applied.

“Disposition Period” means the period beginning on the execution date of the Merger Agreement and ending on the 18 month anniversary of the Closing Date; provided, that, for any sale, transfer, license, assignment, or other divestiture, disposition or commercialization of any Oxford Assets, the Disposition Period means the period beginning on the execution date of the Merger Agreement and ending on the 24 month anniversary of the Closing Date solely with respect to such Oxford Assets.

“Effective Time” means the time at which the Merger shall become effective at the time of the filing of the Certificate of Merger and the acceptance by the Secretary of State of the State of Delaware, or at such later time as may be specified in such Certificate of Merger with the consent of Homology and the Company.

“Expense Reserve” means $400,000.00.

“Gross Proceeds” means, without duplication, all cash consideration that is paid to, or is received by, Homology or any of its Subsidiaries during the CVR Period in consideration for a Legacy Asset Disposition.

“Holder” means, at the relevant time, a Person in whose name CVRs are registered in the CVR Register.

“Majority of Holders” means, at any time, the registered Holder or Holders of more than 50% of the total number of CVRs registered at such time, as set forth on the CVR Register.

“Legacy Assets” means the assets, rights and interests held by or on behalf of Homology or any of its Subsidiaries as of the execution date of the Merger Agreement relating to Homology’s HMI-103 (Adult/Pediatric PKU), HMI-204 (MLD), Capsids and AAVHSC Platform, including any equity interests held directly or indirectly by Homology in Oxford Biomedica Solutions, LLC or its affiliates (“OXB Solutions”) pursuant to that certain Equity Securities Purchase Agreement, dated as of January 28, 2022, by and between Homology and OXB Solutions, in which Homology owns twenty percent (20%) of the fully diluted equity interests in OXB Solutions and Homology is entitled to exercise a put option to sell or transfer Homology’s equity interests in OXB Solutions set forth therein on March 10, 2025 (such interests, the “Oxford Assets”); provided that Legacy Assets shall not include any Abandoned Homology Legacy IP Rights (as defined in the Merger Agreement).

“Legacy Asset Disposition” means the sale, transfer, license, assignment or other divestiture, disposition or commercialization of any Legacy Assets (including any such sale or disposition of equity securities in any Subsidiary that was established by Homology during the Disposition Period solely to hold any right, title or interest in or to all or any Legacy Assets) in a transaction or series of transactions, in each case entered into during the Disposition Period.

“Officer’s Certificate” means a certificate signed by the chief executive officer or the chief financial officer of Homology, in their respective official capacities.

“Permitted Deductions” means the following costs or expenses, without duplication:

(i)

any applicable and non-recoverable value added, sales or similar Taxes imposed on the Gross Proceeds and payable in cash by Homology or any of its Subsidiaries and any income Taxes required to be paid in cash by Homology or any of its Subsidiaries, in each case, with respect to the taxable year in which such Gross Proceeds were received which Taxes would not have been required to be paid by Homology or its applicable Subsidiary but for its receipt of Gross Proceeds; provided, that, for purposes of calculating any income Taxes of Homology or any of its Subsidiaries for this purpose, (a) such income Taxes shall be computed after taking into account any net operating loss carryforwards or other Tax attributes (including Tax credits) of Homology or any of its Subsidiaries that are available to offset income or gain, after taking into account any limits of the usability of such attributes under applicable Law, including under Section 382 of the Code, as reasonably determined by a nationally recognized tax advisor, which Tax attributes were generated either (I) prior to the Closing Date or (II) after the Closing Date, in the case of this clause (II) if such Tax attributes relate to the Legacy Assets, and (b) for the avoidance of doubt, any item(s) of income or gain resulting or arising from such Gross Proceeds shall be treated as the first item(s) of income or gain, as applicable, in the applicable taxable year;

(ii)

any documented out-of-pocket costs and expenses incurred or accrued by Homology or any of its Subsidiaries in respect of its performance of this Agreement following the Closing Date or in respect of its negotiation, execution, delivery or performance of any agreement in connection with the Legacy Assets (for clarity, including any Sale Agreement), including (i) any costs related to the prosecution, maintenance or enforcement by Homology or any of its Subsidiaries of intellectual property rights (but excluding any costs related to a breach of this Agreement by Homology, including costs incurred in litigation in respect of the same), (ii) any costs related to Liabilities of or relating to the Legacy Assets that remain with Homology following the consummation of any Legacy Asset Disposition or (iii) any documented out-of-pocket fees of the Rights Agent in connection with this Agreement;

(iii)

any documented out-of-pocket costs incurred or accrued by Homology or any of its Subsidiaries in connection with the negotiation, entry into and closing of any Legacy Asset Disposition, including any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee, service fee, regulatory and other filing fees, or other fee, commission or expense owed to any broker, finder, investment bank, auditor, accountant, counsel, advisor or other third party in relation thereto;

(iv)

any Losses incurred and paid or payable by Homology or any of its Subsidiaries arising out of any third party claims, demands, actions or other proceedings relating to or in connection with any Legacy Assets or any Legacy Asset Disposition, including in respect of its performance of this Agreement, any Sale Agreement or any other agreement relating to any Legacy Asset Disposition and, notwithstanding anything in this Agreement to the contrary, the maximum amount that could be payable under any obligations of Homology or any of its Subsidiaries (including contingent or indemnification obligations provided for, arising out of or in connection with any Sale Agreement or any other agreement relating to any Legacy Asset Disposition); provided that any amounts deducted in respect of contingent or indemnification obligations shall be held back by Homology in a separate account for the benefit of the Holders and to the extent such amounts have not been used to pay such contingent or indemnification obligations upon the lapse in survival of the such contingent or indemnification obligations (or, if applicable, until any dispute related to such provisions is finally resolved if such resolution occurs subsequent to such lapse) prior to the end of the CVR Period, shall be paid over to the Rights Agent within five (5) Business days of such lapse; and

(v)

any liabilities borne by Homology or any of its Subsidiaries pursuant to contracts related to the Legacy Assets, including costs arising from the termination thereof (in each case only to the extent not included in the calculation of Homology Net Cash (as defined in the Merger Agreement)).

“Permitted Transfer” means a Transfer of one or more CVRs (i) upon death of a Holder by will or intestacy; (ii) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee; (iii) made pursuant to a court order of a court of competent jurisdiction (such as in connection with divorce, bankruptcy or liquidation); (iv) made by operation of law (including a consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (v) in the case of CVRs payable to a nominee, from a nominee to a beneficial owner (and, if applicable, through an intermediary) or from such nominee to another nominee for the same beneficial owner, in each case as permitted by The Depository Trust Company; (vi) to Homology or its Subsidiaries; or (vii) as provided in Section 2.6.

“Person” means any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust or other entity, and shall include any successor (by merger or otherwise) of any such Person.

“Record Date” means March 21, 2024.

“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent shall have been appointed pursuant to Article 3 of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent.

“Transfer” means transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise), the offer to make such a transfer or other disposition, and each contract, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

ARTICLE 2

CONTINGENT VALUE RIGHTS

Section 2.1 Holders of CVRs; Appointment of Rights Agent.

(a)	The CVRs shall be issued to the holders of shares of Homology Common Stock as of the Record Date.

(b)

Homology hereby appoints the Rights Agent to act as rights agent for Homology in accordance with the express terms and conditions set forth in this Agreement, and the Rights Agent hereby accepts such appointment.

Section 2.2 Non-transferable.

A Holder may not at any time Transfer CVRs, other than pursuant to a Permitted Transfer. Any attempted Transfer that is not a Permitted Transfer, in whole or in part, will be void ab initio and of no effect. The CVRs will not be listed on any quotation system or traded on any securities exchange.

Section 2.3 No Certificate; Registration; Registration of Transfer; Change of Address.

(a)	Holders’ rights and obligations in respect of CVRs derive solely from this Agreement; CVRs will not be evidenced by a certificate or other instrument.

(b)

The Rights Agent will maintain an up-to-date register (the “CVR Register”) for the purposes of (i) identifying the Holders of CVRs, (ii) determining Holders’ entitlement to CVRs and (iii) registering the CVRs and Permitted Transfers thereof. The CVR Register will initially show one position for The Depository Trust Company (or its nominee) representing all of the CVRs provided to the holders of shares of Homology Common Stock held as of the Record Date. Except as expressly provided herein with respect to the rights of the Rights Agent, neither Homology nor its Subsidiaries will have any responsibility or liability whatsoever to any person other than the Holders.

(c)

Subject to the restriction on transferability set forth in Section 2.2, every request made to Transfer CVRs must be in writing and accompanied by a written instrument of Transfer reasonably acceptable to the Rights Agent, together with the signature guarantee of a guarantor institution which is a participant in a signature guarantee program approved by the Securities Transfer Association (a “signature guarantee”) and other requested documentation in a form reasonably satisfactory to the Rights Agent, duly executed and properly completed, as applicable, by the Holder or Holders thereof, or by the duly appointed legal representative, personal representative or survivor of such Holder or Holders, setting forth in reasonable detail the circumstances relating to the Transfer. Upon receipt of such written notice, the Rights Agent will, subject to its reasonable determination in accordance with its own internal procedures that the Transfer instrument is in proper form and the Transfer is a Permitted Transfer and otherwise complies on its face with the other terms and conditions of this Agreement, register the Transfer of the applicable CVRs in the CVR Register. All Transfers of CVRs registered in the CVR Register will be the valid obligations of Homology, evidencing the same right, and entitling the transferee to the same benefits and rights under this Agreement, as those held by the transferor. Each of Homology and the Rights Agent may require payment (without duplication) of a sum sufficient to cover any stamp or other transfer Tax or governmental charge that is imposed in connection with (and would not have been imposed but for) any such registration of transfer, unless the transferee shall have established to the reasonable satisfaction of Homology or the Rights Agent, as applicable, that such Tax, if any, has been paid. No transfer of CVRs shall be valid until registered in the CVR Register and any transfer not duly registered in the CVR Register shall be void. Homology shall not be responsible for any costs and expenses related to any transfer or assignment of the CVRs (including the cost of any transfer tax).

(d)

A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. Such written request must be duly executed by such Holder. Upon receipt of such written notice, the Rights Agent shall promptly record the change of address in the CVR Register.

Section 2.4 Payment Procedures.

(a)

As promptly as practicable (and, in any event, within twenty (20) days) after the consummation of any Legacy Asset Dispositions and, in any event, not later than the date that is forty-five (45) days following the end of each fiscal quarter of Homology following the Closing in which CVR Proceeds are actually received by Homology or any of its Subsidiaries, Homology shall (i) deliver to the Rights Agent, an Officer’s Certificate certifying the aggregate amount of (A) the CVR Proceeds (if any) actually received by Homology or its Subsidiaries during such fiscal quarter (or, in the case of the first delivery of such an Officer’s Certificate hereunder, all CVR Proceeds actually received through the end of such fiscal quarter); (B) the Permitted Deductions reflected in such CVR Proceeds; and (C) the CVR Payment payable to Holders, if any, in respect of such CVR Proceeds, and (ii) deliver to the Rights Agent, or as the Rights Agent directs, the CVR Payment (if any) by wire transfer of immediately available funds to an account designated in writing by the Rights Agent. Upon receipt of the wire transfer referred to in the foregoing sentence, the Rights Agent shall promptly (and in any event, within ten (10) Business Days) pay, by check mailed, first-class postage prepaid, to the address of each Holder set forth in the CVR Register at such time or by other method of delivery as specified by the applicable Holder in writing to the Rights Agent, an amount equal to the product determined by multiplying (i) the quotient determined by dividing (A) the applicable CVR Payment by (B) the total number of CVRs registered in the CVR Register at such time, by (ii) the number of CVRs registered to such Holder in the CVR Register at such time. For the avoidance of doubt Homology shall have no further liability in respect of the relevant CVR Payment upon delivery of such CVR Payment in accordance with this Section 2.4(a) and the satisfaction of each of Homology’s obligations set forth in this Section 2.4(a). The Rights Agent shall have no duty or obligation to calculate, verify or confirm the accuracy, validity or sufficiency of any CVR Payment and shall have no duty or obligation to verify or confirm whether any Legacy Asset Disposition has occurred or any CVR Proceeds have been received by Homology or any of its Subsidiaries.

(b)

Except to the extent otherwise required pursuant to a change in applicable Law after the date hereof, the parties hereto agree to treat the issuance of the CVRs as not constituting a current distribution and all CVR Payments for U.S. federal (and applicable state and local) income Tax purposes as distributions of money governed by Section 301 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), which will constitute a dividend to the extent payable out of Homology and its Subsidiaries’ current and accumulated “earnings and profits” (pursuant to Section 316 of the Code) in the taxable year in which any such CVR Payment is made. The parties hereto will not take any position to the contrary on any Tax Return or for other Tax purposes except as required by a change in applicable Law after the date hereof.

(c)

Homology and the Rights Agent will be entitled to deduct and withhold, or cause to be deducted and withheld, from any CVR Payment otherwise payable pursuant to this Agreement, such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of applicable Law relating to Taxes. To the extent that amounts are so deducted and withheld and paid over to the appropriate Governmental Authority, such deducted and withheld amounts will be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made. Prior to making any such deductions or withholdings or causing any such deductions or withholdings to be made with respect to any Holder, the Rights Agent will, to the extent reasonably practicable, provide notice to the Holder of such potential Tax deduction or withholding and a reasonable opportunity for the Holder to provide any necessary Tax forms in order to avoid or reduce such withholding amounts; provided that the time period for payment of a CVR Payment by the Rights Agent set forth in Section 2.4(a) will be extended by a period equal to any delay caused by the Holder providing such forms; provided, further, that in no event shall such period be extended for more than ten (10) Business Days, unless otherwise requested by the Holder for the purpose of delivering such forms and agreed to by the Rights Agent.

(d)

Any portion of a CVR Payment that remains undistributed to the Holders six (6) months after the applicable fiscal quarter end (including by means of uncashed checks or invalid addresses on the CVR Register) will be delivered by the Rights Agent to Homology or a person nominated in writing by Homology (with written notice thereof from Homology to the Rights Agent), and any Holder will thereafter look only to Homology for payment of such CVR Payment (which shall be without interest).

(e)

Neither Homology nor the Rights Agent will be liable to any Person in respect of any CVR Payment amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar legal requirement under applicable law. In addition to and not in limitation of any other indemnity obligation herein, Homology agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to Homology or a public official.

Section 2.5 No Voting, Dividends or Interest; No Equity or Ownership Interest.

(a)	CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable in respect of CVRs.

(b)

CVRs will not represent any equity or ownership interest in Homology or any of its Subsidiaries or in the Surviving Corporation. The sole right of the Holders to receive property hereunder is the right to receive CVR Payments, if any, in accordance with the terms hereof. It is hereby acknowledged and agreed that a CVR shall not constitute a security of Homology or any of its Subsidiaries or of the Surviving Corporation.

(c)

It is hereby acknowledged and agreed that the CVRs and the possibility of any payment hereunder with respect thereto are highly speculative and subject to numerous factors outside of Homology’s control, and there is no assurance that Holders will receive any payments under this Agreement or in connection with the CVRs. Each Holder acknowledges that it is highly possible that there will not be any Gross Proceeds that may be the subject of a CVR Payment Amount. It is further acknowledged and agreed that neither Homology nor its Subsidiaries owe, by virtue of their obligations under this Agreement, a fiduciary duty or any implied duties to the Holders and the parties hereto intend solely the express provisions of this Agreement to govern their contractual relationship with respect to the CVRs. It is acknowledged and agreed that this Section 2.5(c) is an essential and material term of this Agreement.

Section 2.6 Ability to Abandon CVR.

A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights represented by CVRs by transferring such CVR to Homology or a person nominated in writing by Homology (with written notice thereof from Homology to the Rights Agent) without consideration or compensation therefor, and such rights will be cancelled, with the Rights Agent being promptly notified in writing by Homology of such transfer and cancellation. Nothing in this Agreement is intended to prohibit Homology or its Subsidiaries from offering to acquire or acquiring CVRs, in private transactions or otherwise, for consideration in its sole discretion.

ARTICLE 3

THE RIGHTS AGENT

Section 3.1 Certain Duties and Responsibilities.

(a)

The Rights Agent will not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent such liability arises as a result of the willful misconduct, bad faith or gross negligence of the Rights Agent (in each case as determined by a final non-appealable judgment of court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary, any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by Homology to the Rights Agent during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought, except in the case of the willful misconduct, bad faith or fraud of the Rights Agent (in each case as determined by a final non-appealable judgment of court of competent jurisdiction). Anything to the contrary notwithstanding, in no event will the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damages of any kind whatsoever (including, without limitation, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damages, and regardless of the form of action.

(b)

The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holder with respect to any action or default by any person or entity, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon Homology or the Company.

Section 3.2 Certain Rights of Rights Agent.

(a)

The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent.

(b)

The Rights Agent may rely and will be protected by Homology in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it in the absence of bad faith to be genuine and to have been signed or presented by or on behalf of Homology.

(c)

The Rights Agent may engage and consult with counsel of its selection, and the advice or opinion of such counsel will, in the absence of bad faith, gross negligence or willful misconduct (in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction) on the part of the Rights Agent, be full and complete authorization and protection in respect of any action taken or not taken by the Rights Agent in reliance thereon.

(d)	Any permissive rights of the Rights Agent hereunder will not be construed as a duty.

(e)	The Rights Agent will not be required to give any note or surety in respect of the execution of its powers or otherwise under this Agreement.

(f)

Homology agrees to indemnify the Rights Agent for, and to hold the Rights Agent harmless from and against, any loss, liability, damage, judgment, fine, penalty, cost or expense (each, a “Loss”) suffered or incurred by the Rights Agent and arising out of or in connection with the Rights Agent’s performance of its obligations under this Agreement, including the reasonable and documented costs and expenses of defending the Rights Agent against any claims, charges, demands, actions or suits arising out of or in connection in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or enforcing its rights hereunder, except to the extent such Loss has been determined by a final non-appealable decision of a court of competent jurisdiction to have resulted from the Rights Agent’s gross negligence, bad faith or willful misconduct (in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction).

(g)

In addition to the indemnification provided under Section 3.2(e), Homology agrees (i) to pay the fees of the Rights Agent in connection with the Rights Agent’s performance of its obligations hereunder, as agreed upon in writing by the Rights Agent and Homology on or prior to the date of this Agreement, and (ii) to reimburse the Rights Agent for all reasonable and documented out-of-pocket expenses and other disbursements incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder, including all taxes (other than income, receipt, franchise or similar taxes) and governmental charges, incurred by the Rights Agent in the performance of its obligations under this Agreement, except that Homology will have no obligation to pay the fees of the Rights Agent or reimburse the Rights Agent for the fees of counsel in connection with any lawsuit initiated by the Rights Agent on behalf of itself or the Holders, except in the case of any suit enforcing the provisions of Section 2.4(a), Section 2.4(b) or Section 3.2(e), if Homology is found by a court of competent jurisdiction to be liable to the Rights Agent or the Holders, as applicable in such suit.

(h)

No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(i)

The Rights Agent will not be deemed to have knowledge of any event of which it was supposed to receive notice hereunder but has not received written notice of such event, and the Rights Agent will not incur any liability for failing to take action in connection therewith, in each case, unless and until it has received such notice in writing.

(j)

The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to Homology or the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

(k)

Homology shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(l)

The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by Homology only.

(m)

The Rights Agent shall act hereunder solely as agent for Homology and shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the CVRs. The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holders with respect to any action or default by Homology, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon Homology.

(n)

The Rights Agent may rely on and be fully authorized and protected in acting or failing to act upon (i) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (ii) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

(o)

The Rights Agent shall not be liable or responsible for any failure of Homology to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or this Agreement, including without limitation obligations under applicable Law.

(p)

Whenever the Rights Agent deems it desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Rights Agent may (i) rely upon an Officer’s Certificate and (ii) incur no liability and be held harmless by the Company for or in respect of any action taken or omitted to be taken by it under the provisions of this Agreement in reliance upon such Officer’s Certificate.

(q)

All funds received by EQ under this Agreement that are to be distributed or applied by EQ in the performance of services hereunder (the “Funds”) shall be held by EQ as agent for Homology and deposited in one or more bank accounts to be maintained by EQ in its name as agent for Homology. Until paid pursuant to the terms of this Agreement, EQ will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). EQ shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by EQ in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. EQ may from time to time receive interest, dividends or other earnings in connection with such deposits. EQ shall not be obligated to pay such interest, dividends or earnings to Homology, any holder or any other party.

(r)

The obligations of Homology and the rights of the Rights Agent under this Section 3.2, Section 3.1 and Section 2.4 shall survive the expiration of the CVRs and the termination of this Agreement and the resignation, replacement or removal of the Rights Agent.

Section 3.3 Resignation and Removal; Appointment of Successor.

(a)

The Rights Agent may resign at any time by written notice to Homology. Any such resignation notice shall specify the date on which such resignation will take effect (which shall be at least thirty (30) days following the date that such resignation notice is delivered), and such resignation will be effective on the earlier of (i) the date so specified and (ii) the appointment of a successor Rights Agent.

(b)

Homology will have the right to remove the Rights Agent at any time by written notice to the Rights Agent, specifying the date on which such removal will take effect. Such notice will be given at least thirty (30) days prior to the date so specified (or, if earlier, the appointment of the successor Rights Agent).

(c)

If the Rights Agent resigns, is removed or becomes incapable of acting, Homology will promptly appoint a qualified successor Rights Agent. Notwithstanding the foregoing, if Homology fails to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the incumbent Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. The successor Rights Agent so appointed will, upon its acceptance of such appointment in accordance with this Section 3.3(c) and Section 3.4, become the Rights Agent for all purposes hereunder.

(d)

Homology will give notice to the Holders of each resignation or removal of the Rights Agent and each appointment of a successor Rights Agent in accordance with Section 7.2. Each notice will include the name and address of the successor Rights Agent. If Homology fails to send such notice within ten (10) Business Days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent will cause the notice to be mailed at the expense of Homology.

(e)

Notwithstanding anything to the contrary in this Section 3.3, unless consented to in writing by the Majority of Holders, Homology will not appoint as a successor Rights Agent any Person that is not a stock transfer agent of national reputation or the corporate trust department of a commercial bank.

(f)

The Rights Agent will reasonably cooperate with Homology and any successor Rights Agent in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including the transfer of all relevant data, including the CVR Register, to the successor Rights Agent, but such predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing.

Section 3.4 Acceptance of Appointment by Successor.

Every successor Rights Agent appointed hereunder will, at or prior to such appointment, execute, acknowledge and deliver to Homology and to the resigning or removed Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the Rights Agent; provided that upon the request of Homology or the successor Rights Agent, such resigning or removed Rights Agent will execute and deliver an instrument transferring to such successor Rights Agent all the rights, powers and trusts of such resigning or removed Rights Agent.

ARTICLE 4

COVENANTS

Section 4.1 List of Holders.

Homology will furnish or cause to be furnished to the Rights Agent, in such form as Homology receives from Homology’s transfer agent (or other agent performing similar services for Homology), the names and addresses of the Holders within fifteen (15) Business Days following the Closing Date.

Section 4.2 CVR Committee; Efforts.

(a)

The Homology Board has delegated, to a special committee of the Homology Board (the “Special Committee”) comprised of four (4) directors of the Homology Board (the “Initial Special Committee Members”), the primary responsibility, authority and discretion during the Disposition Period with respect to (i) managing the Legacy Assets, (ii) negotiating any Legacy Asset Disposition during the Disposition Period; provided that the Special Committee may not cause the Company to incur costs, expenses or obligations in excess of the Expense Reserve without the prior consent of the Homology Board. The Special Committee shall also be empowered with the authority to authorize and direct any officer of Homology to negotiate, execute and deliver a definitive written agreement with respect to a Legacy Asset Disposition in a form approved by the Special Committee and consistent with this Agreement and the Merger Agreement (a “Sale Agreement”) in the name and on behalf of Homology; provided, however, that no Sale Agreement shall be entered into without the prior review and approval of the Homology Board (such approval not to be unreasonably withheld, conditioned or delayed). In the event (A) any Initial Special Committee Member no longer serves on the Special Committee during the Disposition

Period, such vacancy on the Special Committee shall be filled with another director of the Homology Board, and (B) any Initial Special Committee Member who was designated by Homology no longer serves on the Special Committee during the Disposition Period, such vacancy on the Special Committee shall be filled with a then-existing member of the Homology Board selected by the member of the post-Closing Homology Board designated by Homology. In each case of (A)-(B) above, the post-Closing Homology Board agrees to install the applicable replacement on the Special Committee.

(b)

The delegation of responsibility and authority to the Special Committee set forth in Section 4.2(a) shall not be revoked or modified at any time during the Disposition Period; provided, that the Special Committee shall automatically dissolve upon expiration of the Disposition Period and shall have no further responsibility or authority thereafter. The Special Committee and Homology Board shall not have any liability to the Holders for any actions taken or not taken in accordance with this Agreement in respect of the matters expressly contemplated hereby. No provision of this Agreement shall require the Special Committee or any members thereof to expend or risk its, his or her own funds or otherwise incur any financial liability in the performance of any duties hereunder or in the exercise of any rights or powers hereunder.

(c)

The Holders shall be intended third-party beneficiaries of the provisions of this Agreement; provided, that under no circumstances shall the rights of Holders as third-party beneficiaries pursuant to this Article 4 be enforceable by such Holders or any other Person acting for or on their behalf other than the Special Committee (or the Homology Board if the Special Committee no longer exists). The Special Committee (or the Homology Board if the Special Committee no longer exists) has the sole power and authority to act on behalf of the Holders in enforcing any of their rights hereunder.

(d)

During the six (6) months immediately following the Closing, Homology will, and will cause its Subsidiaries to, use Commercially Reasonable Efforts to effect Legacy Asset Dispositions with respect to the then-existing Legacy Assets (i) pursuant to a letter of intent for such Legacy Asset Disposition that was executed prior to the Closing Date, and (ii) to a third party that has delivered a bona fide indication of interest to Homology subsequent to the Closing Date, provided that such obligation will not apply to the Oxford Assets. Homology shall use Commercially Reasonable Efforts to exercise the put option on the Oxford Assets contemplated in Section 9.4 of the Limited Liability Company Agreement dated as of March 10, 2022 of OXB Solutions promptly after such put option becomes exercisable on March 10, 2025. During the Disposition Period, if and to the extent the Special Committee recommends, and the Homology Board authorizes and directs, the execution and delivery of any Sale Agreement, Homology will, and will cause its Subsidiaries to, use commercially reasonable efforts to (i) execute and deliver the Sale Agreement, and (ii) effectuate the Legacy Asset Disposition pursuant to such Sale Agreement in accordance with its terms. Notwithstanding anything in this Agreement to the contrary, unless approved by the Special Committee, Homology shall have no obligation whatsoever to enter into any Sale Agreement or other agreement in connection with a Legacy Asset Disposition that imposes on Homology or requires Homology to retain or assume, any material obligations or liabilities, monetary or otherwise, following the consummation of such transaction.

(e)

Except as expressly set forth in Article 3, Section 4.2(a), Section 4.2(b) or Section 4.2(d), none of Homology or any of its Subsidiaries shall have any obligation or liability whatsoever to any Person relating to or in connection with any action, or failure to act, with respect to any Legacy Asset Disposition.

(f)

Subject to the foregoing clause (d) and the other contractual obligations of Homology expressly set forth in this Agreement, (i) the Holders acknowledge that Homology has a fiduciary obligation to operate its business in the best interests of its stockholders, and any potential obligation to pay CVR Proceeds will not create any express or implied obligation to operate its business in any particular manner in order to maximize such CVR Proceeds, (ii) except as expressly set forth in this Agreement, the Holders are not relying on any representation of Homology or any other Person with regard to any Legacy Asset Disposition or other action involving the Legacy Assets following the Closing, and neither Homology nor any other Person has provided, or can provide, any assurance to the Holders that any CVR Proceeds will in fact be earned and paid, and (iii) none of Homology or any of its Subsidiaries, officers or directors shall have any obligation or liability whatsoever to any Person relating to or in connection with any action, or failure to act, with respect to any Legacy Asset Disposition.

(g)

Following the Disposition Period, Homology shall be permitted to take any action in respect of the Legacy Assets in order to satisfy any Liabilities of or arising from the Legacy Assets, including any wind-down or termination Liabilities. For clarity, following the CVR Period and following the Disposition Period without a Legacy Asset Disposition, Homology may take any action in respect of the Legacy Assets in its sole and absolute discretion.

Section 4.3 Prohibited Actions.

Unless approved by the Special Committee (or the Homology Board if the Special Committee no longer exists), Homology shall not grant any lien, security interest, pledge or similar interest in any Legacy Assets (other than liens or security interests generally granted with respect to all assets of Homology, and not specific to the Legacy Assets, and which do not prohibit the ability of Homology to complete a Legacy Asset Disposition and, in connection therewith, to deliver title to the Legacy Assets to the purchaser thereof, free and clear of such liens and security interests) or any CVR Proceeds.

ARTICLE 5

AMENDMENTS

Section 5.1 Amendments Without Consent of Holders or Rights Agent.

(a)

Homology, at any time and from time to time, may (without the consent of any Person, other than the Rights Agent, which such consent not to be unreasonably withheld, conditioned, or delayed) enter into one or more amendments to this Agreement for any of the following purposes, without the consent of any of the Holders or the Rights Agent:

(i)

to evidence the appointment of another Person as a successor Rights Agent and the assumption by any successor Rights Agent of the covenants and obligations of the Rights Agent herein in accordance with the provisions hereof;

(ii)

subject to Section 6.1, to evidence the succession of another person to Homology and the assumption of any such successor of the covenants of Homology outlined herein in a transaction contemplated by Section 6.1;

(iii)

to add to the covenants of Homology such further covenants, restrictions, conditions or provisions for the protection and benefit of the Holders; provided that in each case, such provisions shall not adversely affect the interests of the Holders;

(iv)

to cure any ambiguity, to correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that in each case, such provisions shall not adversely affect the interests of the Holders;

(v)

as may be necessary or appropriate to ensure that CVRs are not subject to registration under the U.S. Securities Act of 1933, as amended, or the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations made thereunder, or any applicable state securities or “blue sky” laws;

(vi)	as may be necessary or appropriate to ensure that Homology is not required to produce a prospectus or an admission document in order to comply with applicable Law;

(vii)

to cancel CVRs (i) in the event that any Holder has abandoned its rights in accordance with Section 2.6, or (ii) following a transfer of such CVRs to Homology or its Subsidiaries in accordance with Section 2.2 or Section 2.3;

(viii)	as may be necessary or appropriate to ensure that Homology complies with applicable Law; or

(ix)

to effect any other amendment to this Agreement that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Agreement of any such Holder.

(b)

Promptly after the execution by Homology of any amendment pursuant to this Section 5.1, Homology will (or will cause the Rights Agent to) notify the Holders in general terms of the substance of such amendment in accordance with Section 7.2.

Section 5.2 Amendments with Consent of Holders.

(a)

In addition to any amendments to this Agreement that may be made by Homology without the consent of any Holder or the Rights Agent pursuant to Section 5.1, with the consent of the Majority of Holders, Homology and the Rights Agent may enter into one or more amendments to this Agreement for the purpose of adding, eliminating or amending any provisions of this Agreement, even if such addition, elimination or amendment is adverse to the interests of the Holders.

(b)

Promptly after the execution by Homology and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Homology will (or will cause the Rights Agent to) notify the Holders in general terms of the substance of such amendment in accordance with Section 7.2.

Section 5.3 Effect of Amendments.

Upon the execution of any amendment under this Article 5, this Agreement will be modified in accordance therewith, such amendment will form a part of this Agreement for all purposes and every Holder will be bound thereby. Upon the delivery of a certificate from an appropriate officer of Homology which states that the proposed supplement or amendment is in compliance with the terms of this Article 5, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, the Rights Agent shall not be required to execute any supplement or amendment to this Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Agreement. No supplement or amendment to this Agreement shall be effective unless duly executed by the Rights Agent.

ARTICLE 6

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 6.1 Homology May Not Consolidate, Etc.

During the CVR Period, Homology shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:

(a)

the Person formed by such consolidation or into which Homology is merged or the Person that acquires by conveyance or transfer, or that leases, all or substantially all of the properties and assets of Homology (the “Surviving Person”) shall expressly assume Homology’s obligations under this Agreement, including payment of amounts on all CVRs in accordance with the applicable terms; and

(b)	Homology has delivered to the Rights Agent an Officer’s Certificate, stating that such consolidation, merger, conveyance, transfer or lease complies with this Article 6.

Section 6.2 Successor Substituted.

Upon any consolidation of or merger by Homology with or into any other Person, or any conveyance, transfer or lease of the properties and assets substantially as an entirety to any Person in accordance with Section 6.1, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, and shall assume all of the obligations of Homology under this Agreement with the same effect as if the Surviving Person had been named as Homology herein.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Notices to Rights Agent and to Homology.

All notices, requests and other communications (each, a “Notice”) to any party hereunder shall be in writing. Such Notice shall be deemed given (a) on the date of delivery, if delivered in person, by Fedex or other internationally recognized overnight courier service or, (except with respect to any Person other than the Rights Agent), by e-mail (upon confirmation of receipt) prior to 5:00 p.m. in the time zone of the receiving party or on the next Business Day, if delivered after 5:00 p.m. in the time zone of the receiving party or (b) on the first Business Day following the date of dispatch, if delivered by FedEx or by other internationally recognized overnight courier service (upon proof of delivery), addressed as follows:

if to the Rights Agent, to:

Equiniti Trust Company, LLC

48 Wall Street, 22nd Floor

New York, NY 10005

Attention: Corporate Actions

Email: ReorgRM@equiniti.com

if to Homology, to:

Homology Medicines, Inc.

One Patriots Park

Bedford, MA 01730

Attention: Jodie Morrison

Email: Jmorrison@q32bio.com

with a copy, which shall not constitute notice, to:

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Attention: John T. Haggerty; Jacqueline Mercier; Tevia K. Pollard

Email:   JHaggerty@goodwinlaw.com;   JMercier@goodwinlaw.com;

TPollard@goodwinlaw.com

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.

Section 7.2 Notice to Holders.

All Notices required to be given to the Holders will be given (unless otherwise herein expressly provided) in writing and mailed, first-class postage prepaid, to each Holder at such Holder’s address as set forth in the CVR Register, not later than the latest date, and not earlier than the earliest date, prescribed for the sending of such Notice, if any, and will be deemed given on the date of mailing. In any case where notice to the Holders is given by mail, neither the failure to mail such Notice, nor any defect in any Notice so mailed, to any particular Holder will affect the sufficiency of such Notice with respect to other Holders.

Section 7.3 Entire Agreement.

As between Homology and the Rights Agent, this Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement, notwithstanding the reference to any other agreement herein, and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter of this Agreement.

Section 7.4 Merger or Consolidation or Change of Name of Rights Agent.

Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 3.3. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 7.4.

Section 7.5 Successors and Assigns.

This Agreement will be binding upon, and will be enforceable by and inure solely to the benefit of, the Holders, Homology and the Rights Agent and their respective successors and assigns. Except for assignments pursuant to Section 7.4, the Rights Agent may not assign this Agreement without Homology’s prior written consent. Subject to Section 5.1(a)(ii) and Article 6 hereof, Homology may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more of its Affiliates or to any Person with whom Homology is merged or consolidated, or any entity resulting from any merger or consolidation to which Homology shall be a party (each, an “Assignee”); provided, however, that in connection with any assignment to an Assignee, Homology shall agree to remain liable for the performance by Homology of its obligations hereunder (to the extent Homology exists following such assignment). Homology or an Assignee may not otherwise assign this Agreement without the prior consent of the Majority of Holders. Any attempted assignment of this Agreement in violation of this Section 7.5 will be void ab initio and of no effect.

Section 7.6 Benefits of Agreement; Action by Majority of Holders.

Nothing in this Agreement, express or implied, will give to any Person (other than Homology, the Rights Agent, the Holders and their respective permitted successors and assigns hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of Homology, the Rights Agent, the Holders and their permitted successors and assigns. The Holders will have no rights hereunder except as are expressly set forth herein. Except for the rights of the Rights Agent set forth herein, the Majority of Holders will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any action or proceeding at law or in equity with respect to this Agreement, and no individual Holder or other group of Holders will be entitled to exercise such rights.

Section 7.7 Governing Law.

This Agreement and the CVRs will be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflicts of law rules of such state.

Section 7.8 Jurisdiction.

In any action or proceeding between any of the parties hereto arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the parties hereto: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware, County of New Castle, or, if under applicable Law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the District of Delaware (and appellate courts thereof); (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 7.8; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party; and (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 7.1 or Section 7.2 of this Agreement.

Section 7.9 WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO (AND BY ACCEPTING THE CVR’ S, THE HOLDERS) HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.9.

Section 7.10 Severability Clause.

In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, is for any reason determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, will not be impaired or otherwise affected and will continue to be valid and enforceable to the fullest extent permitted by applicable Law. Upon such a determination, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible; provided, however, that if an excluded provision shall affect the rights, immunities, liabilities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately upon written notice to Homology.

Section 7.11 Counterparts; Effectiveness.

This Agreement may be signed in any number of counterparts, each of which will be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original. This Agreement will become effective when each party hereto will have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement will have no effect and no party will have any right or obligation hereunder (whether by virtue of any oral or written agreement or any other communication).

Section 7.12 Termination.

This Agreement will automatically terminate and be of no further force or effect and, except as provided in Section 3.2, the parties hereto will have no further liability hereunder, and the CVRs will expire without any consideration or compensation therefor, upon the expiration of the CVR Period. The termination of this Agreement will not affect or limit the right of Holders to receive the CVR Payments under Section 2.4 to the extent earned prior to the termination of this Agreement, and the provisions applicable thereto will survive the expiration or termination of this Agreement.

Section 7.13 Force Majeure.

Notwithstanding anything to the contrary contained herein, none of the Rights Agent, Homology or any of its Subsidiaries (except as it relates to the obligations of the Company under Article 3) will be liable for any delays or failures in performance resulting from acts beyond its reasonable control including acts of God, pandemics (including COVID-19), terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

Section 7.14 Construction.

(a)

For purposes of this Agreement, whenever the context requires: singular terms will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include the masculine and feminine genders.

(b)

As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.”

(c)

The headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement.

(d)

Any reference in this Agreement to a date or time shall be deemed to be such date or time in New York City, United States, unless otherwise specified. The parties hereto and Homology have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and Homology and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any provision of this Agreement.

(e)	All references herein to “$” are to United States Dollars.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the day and year first above written.

HOMOLOGY MEDICINES, INC.

By:	/s/ Paul Alloway
Name:	Paul Alloway
Title:	President and Chief Operating Officer

EQUINITI TRUST COMPANY, LLC, as Rights Agent

By:	/s/ Michael Legregin
Name:	Michael Legregin
Title:	Senior Vice President, Corporate Actions Relationship Management & Operations

[Signature Page to CVR Agreement]